                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               January 14, 1994
                      (date of earliest event reported)



                                    KEYCORP
             (Exact name of registrant as specified in its charter)



                                   NEW YORK
                          (State of Incorporation)



         1-7022                                           14-1538208
(Commission File Number)                               (I.R.S. Employer
                                                    Identification Number)



         One KeyCorp Plaza, P.O. Box 88, Albany, New York 12201-0088
                       (Address of executive offices)



                             (518) 486-8000
           (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

PENDING MERGERS AND ACQUISITIONS

  KeyCorp is filing this Current Report on Form 8-K to present the financial statements for Society Corporation of Cleveland, Ohio.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

   Listed below are the financial statements filed as part of this report.

     (A) Financial Statements of Society Corporation and Subsidiaries:

         Consolidated Balance Sheet as of September 30, 1993, December 31, 1992 and September 30, 1992.

         Consolidated Statement of Income for the three month and nine month periods ended September 30, 1993 and 1992.

         Consolidated Statement of Shareholders' Equity for the nine month periods ended September 30,1993 and 1992.

         Consolidated Statement of Cash Flows for the nine month periods ended September 30, 1993 and 1992.

         Notes to Consolidated Financial Statements.

   (B) Pro Forma Financial Information:

         None required.

   (C) Exhibits:

         99 Financial Statements of Society Corporation and Subsidiaries.


                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               KEYCORP


                                        By
                                       --------------------------------------
                                               David J. DeLuca
                                               Senior Vice President
                                                and Controller
DATE: January 14, 1994


SOCIETY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

                                                                                   September 30,    December 31,    September 30,
(dollars in thousands)                                                                     1993            1992             1992
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)                      (Unaudited)
ASSETS
        Cash and due from banks                                                         $979,703     $1,345,085       $1,432,473
        Interest-bearing deposits with banks                                             252,191        677,794          537,424
        Federal funds sold and security resale agreements                                526,200         98,047          103,887
        Trading account assets                                                            13,188          3,034           22,402
        Mortgage loans held for sale                                                     280,878        170,300          168,279
        Securities available for sale (market value: $793,208 and $1,149,577)            737,053      1,122,224
        Investment securities (market value: $5,039,901, $4,568,734 and $5,707,018)    4,906,794      4,484,381        5,477,912
        Loans, net of unearned income:
                Commercial, financial and agricultural                                 4,263,969      4,430,027        4,591,864
                Real estate -- construction                                              686,382        737,583          807,074
                Real estate -- residential                                             3,294,337      2,317,676        2,098,814
                Real estate -- commercial                                              2,159,038      2,320,787        2,332,839
                Consumer                                                               4,133,164      4,130,056        5,007,530
                Lease financing                                                        1,082,132        923,856          829,499
                Foreign                                                                   63,702        101,363           74,512
                Student loans held for sale                                            1,336,616      1,070,140
- --------------------------------------------------------------------------------------------------------------------------------
                        Total loans                                                   17,019,340     16,031,488       15,742,132
        Less: Allowance for loan losses                                                  484,992        502,744          512,736
- --------------------------------------------------------------------------------------------------------------------------------
                        Net loans                                                     16,534,348     15,528,744       15,229,396
        Premises and equipment                                                           430,253        406,560          406,570
        Customers' liability on acceptances                                               16,327         29,428           73,979
        Other assets                                                                   1,083,698      1,112,705          936,559
- --------------------------------------------------------------------------------------------------------------------------------
                        Total assets                                                 $25,760,633    $24,978,302      $24,388,881
================================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
        Deposits in domestic offices:
                Noninterest-bearing                                                   $3,090,748     $3,658,878       $2,982,442
                Interest-bearing                                                      14,101,268     13,883,943       14,058,673
        Deposits in foreign office -- interest-bearing                                   572,972      1,115,179          286,079
- --------------------------------------------------------------------------------------------------------------------------------
                        Total deposits                                                17,764,988     18,658,000       17,327,194
        Federal funds purchased                                                        1,601,535      1,316,567        1,606,465
        Securities sold under repurchase agreements                                    1,529,235      1,517,538        1,769,092
        Other short-term borrowings                                                    1,161,099        276,357          441,586
        Acceptances outstanding                                                           16,327         29,428           73,979
        Other liabilities                                                                601,621        426,257          684,741
        Long-term debt                                                                 1,077,832        886,052          687,121
- --------------------------------------------------------------------------------------------------------------------------------
                        Total liabilities                                             23,752,637     23,110,199       22,590,178
SHAREHOLDERS' EQUITY
        Preferred Stock, without par value; authorized 25,000,000 shares, none issued
        Fixed/Adjustable Rate Cumulative Preferred Stock, $50 stated
                value; authorized 1,200,000 shares; issued 1,200,000 shares in 1992                      60,000           60,000
        Common Shares, $1 par value; authorized 400,000,000 shares;
                issued 118,658,008, 118,658,008 and 59,329,004 shares                    118,658        118,658           59,329
        Capital surplus                                                                  634,087        632,789          689,190
        Retained earnings                                                              1,344,531      1,153,309        1,096,773
        Loans to ESOP trustee                                                            (63,909)       (65,478)         (65,478)
        Common Shares in treasury, at cost (1,572,340, 1,932,032 and
                1,273,911 shares)                                                        (25,371)       (31,175)         (41,111)
- --------------------------------------------------------------------------------------------------------------------------------
                        Total shareholders' equity                                     2,007,996      1,868,103        1,798,703
- --------------------------------------------------------------------------------------------------------------------------------
                        Total liabilities and shareholders' equity                   $25,760,633    $24,978,302      $24,388,881
================================================================================================================================

        See notes to consolidated financial statements.


SOCIETY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME  (UNAUDITED)

                                                                Three months ended              Nine months ended
                                                                     September 30,                  September 30,
                                                              --------------------------   ------------------------
(dollars in thousands, except per share amounts)               1993           1992            1993             1992
- -------------------------------------------------------------------------------------------------------------------
INTEREST AND FEE INCOME
      Loans -- taxable                                     $330,652       $329,608      $1,006,591      $1,058,463
      Loans -- tax-exempt                                     3,441          4,905          11,600          16,817
      Mortgage loans held for sale                            4,995          2,417          12,013           9,248
      Investment securities -- taxable                       92,441        108,446         292,190         307,952
      Investment securities -- tax-exempt                     6,611          9,002          22,130          28,356
      Securities available for sale                          15,476                         51,035
      Short-term investments                                  4,248          3,364          15,634          18,857
- ------------------------------------------------------------------------------------------------------------------
           Total interest and fee income                    457,864        457,742       1,411,193       1,439,693
- ------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
      Deposits                                              118,708        145,188         375,794         510,651
      Federal funds purchased                                 6,759          4,976          24,931          16,478
      Securities sold under repurchase agreements            10,927         12,064          35,967          36,423
      Other short-term borrowings                             8,343          3,309          19,153           9,926
      Long-term debt                                         19,048         10,743          53,953          26,712
- ------------------------------------------------------------------------------------------------------------------
           Total interest expense                           163,785        176,280         509,798         600,190
- ------------------------------------------------------------------------------------------------------------------

           Net interest income                              294,079        281,462         901,395         839,503
PROVISION FOR LOAN LOSSES                                    17,037         33,877          59,080         116,257
- ------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan losses   277,042        247,585         842,315         723,246

NONINTEREST INCOME
      Trust income                                           53,640         49,399         160,744         159,428
      Service charges on deposit accounts                    25,118         24,482          73,586          74,328
      Credit card fees                                       12,390         13,963          35,778          41,513
      Net securities gains                                   25,102            963          26,399           9,633
      Gain on sale of subsidiary                             29,410                         29,410
      Gain on sale of branch offices and loans                                                              20,074
      Other income                                           25,229         31,812          70,230          82,676
- ------------------------------------------------------------------------------------------------------------------
           Total noninterest income                         170,889        120,619         396,147         387,652
- ------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSE
      Salaries and employee benefits                        131,688        122,834         372,544         375,084
      Net occupancy                                          24,743         23,276          70,575          65,436
      Equipment                                              19,867         19,150          58,918          56,993
      FDIC insurance                                          9,808         10,659          31,032          33,174
      Professional fees                                       4,531          7,651          14,898          21,101
      Restructuring charges                                                                                 50,016
      Other expense                                          94,215         62,483         242,538         196,989
- ------------------------------------------------------------------------------------------------------------------
           Total noninterest expense                        284,852        246,053         790,505         798,793
- ------------------------------------------------------------------------------------------------------------------

      Income before income taxes                            163,079        122,151         447,957         312,105
PROVISION FOR INCOME TAXES                                   64,859         39,345         157,811          97,401
- ------------------------------------------------------------------------------------------------------------------
      NET INCOME                                            $98,220        $82,806        $290,146        $214,704
==================================================================================================================
Net income applicable to Common Shares                      $98,220        $81,249        $289,108        $210,034
Net income per Common Share                                     .83            .69            2.44            1.79
Cash dividends per Common Share                                 .28           .245             .84            .735
Weighted average Common Shares and
      Common Share equivalents outstanding              118,497,341    117,298,612     118,375,534     117,199,990
==================================================================================================================

See notes to consolidated financial statements.



SOCIETY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY  (UNAUDITED)

                                                                                         Loans to      Common
(dollars in thousands, except            Preferred      Common       Capital   Retained      ESOP   Shares in
       per share amounts)                    Stock      Shares       Surplus   Earnings   Trustee    Treasury
- -------------------------------------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 1992                 $60,000     $62,557      $809,889   $965,472 $(65,349)  $(177,379)
      Adjustments relating to pooling
        of interests                                       (2)         (132)      (381)
      Cancellation of treasury stock of
        pooled company                                 (3,300)     (124,793)                         128,093
      Net income for the nine months
        ended September 30, 1992                                               214,704
      Cash dividends on Common
        Shares, $.735 per share                                                (73,044)
      Cash dividends on Fixed/Adjustable
        Rate Cumulative Preferred Stock,
        $1.297 per share                                                        (3,113)
      Cash dividends of pooled company
        prior to merger:
           Common Shares                                                        (6,098)
           Preferred Stock                                                      (1,556)
      Issuance of 327,426 Common Shares
        under stock option plans                           74          4,226                           8,175
      Tax benefits attributable to ESOP
        dividends                                                                  789
      Loan payment from ESOP trustee
        received or accrued                                                                 (129)
- -------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1992              $60,000     $59,329      $689,190 $1,096,773 $(65,478)   $(41,111)
=============================================================================================================


BALANCE AT JANUARY 1, 1993                 $60,000    $118,658      $632,789 $1,153,309 $(65,478)   $(31,175)
      Net income for the nine months
        ended September 30, 1993                                                290,146
      Cash dividends on Common
        Shares, $.84 per share                                                 (98,205)
      Cash dividends on Fixed/Adjustable
        Rate Cumulative Preferred Stock,
        $1.297 per share                                                        (1,556)
      Redemption of 1,200,000 shares of
        Fixed/Adjustable Rate Cumulative
        Preferred Stock                   (60,000)                   (1,800)
      Issuance of 359,692 Common
        Shares under stock option plans                                3,098                           5,804
      Tax benefits attributable to ESOP
        dividends                                                                  837
      Loan payment from ESOP trustee
        received or accrued                                                                 1,569
- -------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1993                         $118,658      $634,087 $1,344,531 $(63,909)   $(25,371)
=============================================================================================================

See notes to consolidated financial statements.




SOCIETY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS  (UNAUDITED)

                                                                                       Nine months ended
                                                                                           September 30,
                                                                -----------------------------------------
(in thousands)                                                          1993                        1992
- ---------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
    Net income                                                             $290,146             $214,704
    Adjustments to reconcile net income to net cash provided by operating activities:
            Provision for loan losses                                        59,080              116,257
            Provision for depreciation and amortization                      93,057               62,151
            Deferred income tax provision                                    28,334                9,425
            Net increase in trading account assets                          (10,154)             (20,837)
            Net increase in mortgage loans held for sale                   (110,578)             (63,650)
            Net securities gains                                            (26,399)              (9,633)
            Gain on sale of subsidiary                                      (29,410)
            Gain on sale of branch offices and loans                                             (20,074)
            Decrease in interest receivable                                  15,422                  778
            Increase (decrease) in interest payable                          17,084              (13,537)
            Net increase (decrease) in accrued restructuring charges        (19,123)              11,555
            Other, net                                                       61,102              270,962
- ---------------------------------------------------------------------------------------------------------
                Net cash provided by operating activities                   368,561              558,101
- ---------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
    Proceeds from prepayments and maturities of investment securities     1,118,076            1,222,610
    Proceeds from sales of investment securities                            116,246              610,458
    Purchases of investment securities                                   (1,551,294)          (2,472,487)
    Net decrease in securities available for sale                           461,639
    Net decrease (increase) in Federal funds sold and security resale
         agreements                                                        (428,153)            454,650
    Net decrease in interest-bearing deposits with banks                    529,228             441,437
    Net decrease (increase) in loans held by bank subsidiaries, excluding
         loans purchased or sold                                           (448,500)            454,831
    Principal collected on loans held by nonbank subsidiaries and loans
         sold                                                               453,639             310,555
    Loans originated by nonbank subsidiaries and loans purchased           (281,931)            (71,773)
    Purchases of premises and equipment                                     (62,560)           (133,702)
    Proceeds from sales of premises and equipment                             4,172               8,988
    Proceeds from sale of subsidiary                                       (117,858)
    Purchase of thrift or bank subsidiary, net of cash acquired             148,054              (2,286)
- ---------------------------------------------------------------------------------------------------------
                Net cash provided by (used in) investing activities         (59,242)            823,281
- ---------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
    Net decrease in deposits                                             (1,929,498)         (1,799,908)
    Net increase in short-term borrowings                                 1,181,407             859,858
    Net proceeds from issuance of long-term debt                            310,499             200,000
    Payments on long-term debt                                             (104,411)            (12,276)
    Redemption of preferred stock                                           (61,800)
    Proceeds from exercise of stock options                                   7,149              10,548
    Cash dividends                                                          (99,761)            (83,811)
    Sales of branch offices and loans:
                Deposit liabilities assumed by purchasers                                    (1,032,006)
                Loans sold in conjunction with branch sales                                     377,578
                Long-term debt issued to fund branch sale                                        36,154
                Other, net                                                                       23,956
    Other financing activities, net                                          21,714              (2,922)
- ---------------------------------------------------------------------------------------------------------
                Net cash used in financing activities                      (674,701)         (1,422,829)
- ---------------------------------------------------------------------------------------------------------
DECREASE IN CASH AND DUE FROM BANKS                                        (365,382)            (41,447)
CASH AND DUE FROM BANKS AT BEGINNING OF PERIOD                            1,345,085           1,473,920
- ---------------------------------------------------------------------------------------------------------
CASH AND DUE FROM BANKS AT END OF PERIOD                                   $979,703          $1,432,473
=========================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash interest payments                                                     $492,714            $613,727
Cash income tax payments                                                     53,731              66,300
=========================================================================================================


See notes to consolidated financial statements.


SOCIETY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (UNAUDITED)


Basis of Presentation
- ----------------------

The unaudited consolidated financial statements include the accounts of Society Corporation and its subsidiaries (the "Corporation"). Significant intercompany transactions have been eliminated. The financial statements contain all adjustments and disclosures which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods presented and should be read in conjunction with the Notes to Consolidated Financial Statements included in Society's 1992 Annual Report to shareholders. Certain amounts previously reported in the financial statements have been reclassified to conform with the current presentation. The results of operations for the first nine months of 1993 are not necessarily indicative of the results to be expected for the full year.


Common Shares
- -------------

Net income per Common Share is computed by dividing net income, less any dividend requirement on preferred stock, by the weighted average number of Common Shares and Common Share equivalents outstanding during the period as presented below. These amounts have been adjusted to reflect a two-for-one stock split declared January 21, 1993, and effected by means of a 100% stock dividend paid on March 22, 1993, to shareholders of record on March 2, 1993.

                                                          Three months ended                  Nine months ended
                                                               September 30,                      September 30,
                                              ------------------------------      ------------------------------
                                                       1993             1992              1993             1992
                                              -------------   --------------      ------------    --------------
Weighted average Common Shares outstanding      117,059,185      115,999,142       116,904,270      115,833,334
Common Share equivalents -- stock options         1,438,156        1,299,470         1,471,264        1,366,656
                                              -------------   --------------      ------------    --------------
Weighted average Common Shares and
        Common Share equivalents outstanding    118,497,341      117,298,612       118,375,534      117,199,990
                                              =============   ==============      ============    ==============




Mergers, Acquisitions and Divestitures
- --------------------------------------

On October 1, 1993, KeyCorp and Society entered into a definitive agreement which provides for the merger of KeyCorp into and with Society, which will be the surviving corporation. Under the terms of the agreement, each outstanding share of KeyCorp Common Stock will be converted into 1.205 common shares of the surviving corporation. The outstanding preferred stock of KeyCorp will be exchanged for a comparable, newly-created issue of preferred stock of the surviving corporation on a share-for-share basis. The merger, which is subject to the approval of KeyCorp and Society shareholders, as well as appropriate regulatory authorities, is presently expected to close in early 1994. It is anticipated that the transaction will be accounted for as a pooling of interests and will qualify as a tax-free exchange for KeyCorp and Society shareholders. Total merger expenses and restructuring charges are estimated to be in the range of $90 to $110 million. KeyCorp, a bank holding company based in Albany, New York, had total assets of $32.4 billion at September 30, 1993, and has banking offices in Alaska, Colorado, Idaho, Maine, New York, Oregon, Utah, Washington, and Wyoming.

On October 6, 1993, the Corporation completed the previously-announced cash purchase of Schaenen Wood & Associates, Inc. ("SWA"), a New York City-based investment management firm which manages approximately $1.3 billion in assets. The transaction was accounted for as a purchase with the excess of the cost over the fair value of net assets acquired recorded as goodwill. Accordingly, the results of operations of SWA will be included in the consolidated financial statements subsequent to the date of acquisition.

On September 15, 1993, the Corporation completed the sale of Ameritrust Texas Corporation ("ATC") to Texas Commerce Bank National Association, an affiliate of Chemical Banking Corporation. ATC was based in Dallas, Texas, and provided a range of investment management and fiduciary services to institutions, businesses and individuals through 11 offices operating in Texas. For the year-to-date period through the closing date, ATC had operating revenues (primarily trust income) of $37.4 million and net income of $3.2 million. The $29.4 million gain on the sale ($12.2 million after-tax, $.10 per Common Share) is included in noninterest income for the third quarter of 1993.

On January 22, 1993, the Corporation acquired all the outstanding shares of First Federal Savings and Loan Association of Fort Myers ("Society First Federal"), a federal stock savings bank, at a price of $45 per share for a total cash consideration of $144.0 million. The transaction was accounted for as a purchase with the excess of the cost over the fair value of net assets acquired recorded as goodwill. Accordingly, the results of operations of Society First Federal have been included in the consolidated financial statements subsequent to the date of acquisition. Society First Federal operates 24 offices in southwestern and central Florida and had approximately $1.1 billion in total assets at the acquisition date.


Securities
- ----------
The book values, unrealized gains and losses, and approximate market values of securities held for investment and available for sale were as follows (in thousands):

                                                                            September 30, 1993
                                    -----------------------------------------------------------
                                           Book       Unrealized     Unrealized         Market
                                          Value            Gains         Losses          Value
                                    -----------       ----------     ----------     -----------
Federal agency                       $3,717,421          $98,176           $867     $3,814,730
States and political subdivisions       427,930           17,313            227        445,016
Other securities                        761,443           18,731             19        780,155
                                    -----------       ----------     ----------     -----------
     Total investment securities     $4,906,794         $134,220         $1,113     $5,039,901
                                    ===========       ==========     ==========     ===========

Securities available for sale          $737,053          $56,155             $0       $793,208
                                    ===========       ==========     ==========     ===========

                                                                              December 31, 1992
                                    -----------------------------------------------------------
                                           Book       Unrealized     Unrealized          Market
                                          Value            Gains         Losses           Value
                                    -----------       ----------     ----------     -----------
Federal agency                       $3,358,457        $  74,094        $24,244     $3,408,307
States and political subdivisions       524,825           18,317            298        542,844
Other securities                        601,099           16,683            199        617,583
                                    -----------       ----------     ----------     -----------
    Total investment securities      $4,484,381         $109,094        $24,741     $4,568,734
                                    ===========       ==========     ==========     ===========
Securities available for sale        $1,122,224          $32,042         $4,689     $1,149,577
                                    ===========       ==========     ==========     ===========

At September 30, 1993, the Corporation's securities had the following maturities (in thousands):
                                                                             September 30, 1993
                                    -----------------------------------------------------------
                                           Investment Securities  Securities Available for Sale
                                    ----------------------------  -----------------------------
                                           Book           Market           Book          Market
                                          Value            Value          Value           Value
                                    -----------       ----------     ----------     -----------
Due in one year or less                $371,100         $376,882       $203,343        $206,418
Due after one through five years      2,596,063        2,687,663        330,286         351,686
Due after five through ten years      1,822,418        1,857,892        200,881         231,937
Due after ten years                     117,213          117,464          2,543           3,167
                                    -----------       ----------     ----------     -----------
     Total                           $4,906,794       $5,039,901       $737,053        $793,208
                                    ===========       ==========     ==========     ===========

[FN]
Collateralized mortgage obligations and mortgage-backed securities, primarily included in Federal agency securities, amounted to $3,703.2 million at September 30, 1993. These securities are included in the above investment securities maturity schedule based on their expected average lives.

In May 1993, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments in equity securities having readily determinable fair values and all investments in debt securities be classified and accounted for in three categories. Debt securities that management has the positive intent and ability to hold to maturity are to be classified as "held-to-maturity securities" and reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are to be classified as "trading securities" and reported at fair value, with unrealized gains and losses included in operating results. Debt and equity securities not classified as either held-to-maturity securities or trading securities are to be classified as "available for sale securities" and reported at fair value, with unrealized gains and losses excluded from operating results and reported in a separate component of shareholders' equity. Adoption of the standard is required for fiscal years beginning after December 15, 1993, with earlier application permitted. The Corporation has not yet determined if it will early-adopt the new standard. Based upon the Corporation's securities portfolio as of September 30, 1993, the estimated impact of adopting the standard would be an increase to shareholders' equity of approximately $37 million, with no impact on the results of operations.


Pledged Assets
- --------------

Corporate assets, primarily securities, with a book value of approximately $4,547.1 million at September 30, 1993, were pledged to secure public and trust deposits and securities sold under repurchase agreements, and for other purposes required or permitted by law.


Allowance for Loan Losses
- -------------------------

Changes in the allowance for loan losses are summarized as follows (in thousands):

                                              Three months ended              Nine months ended
                                                   September 30,                  September 30,
                                      --------------------------     --------------------------
                                           1993             1992           1993            1992
                                      ---------         --------      ---------       ---------
Balance at  beginning of period        $489,044         $523,142       $502,744        $525,916
Recoveries                               11,815           13,819         38,856          42,464
Charge-offs                            (32,904)         (59,130)      (116,537)       (172,929)
                                      ---------         --------      ---------       ---------

     Net charge-offs                   (21,089)         (45,311)       (77,681)       (130,465)
Provision for loan losses                17,037           33,877         59,080         116,257
Allowances of affiliates purchased                         1,028            849           1,028
                                      ---------         --------      ---------       ---------
     Balance at end of period          $484,992         $512,736       $484,992        $512,736
                                      =========         ========      =========       =========

Nonperforming Assets
- --------------------

Nonperforming assets were as follows (in thousands):

                                                   September 30,   December 31,   September 30,
                                                            1993           1992            1992
                                                   -------------   ------------   -------------
Nonaccrual loans                                        $199,351       $347,779        $394,617
Restructured loans                                           402            934           1,246
                                                   -------------   ------------   -------------
     Total nonperforming loans                           199,753        348,713         395,863
Other real estate owned                                   90,897        133,341         161,877
Other nonperforming assets                                13,633         14,903          16,551
                                                   -------------   ------------   -------------
     Total nonperforming assets                         $304,283       $496,957        $574,291
                                                   =============   ============   =============



In May 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires that impaired loans, as defined in the statement, be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or based on the loan's observable market price or fair value of the collateral, if the loan is collateral-dependent. Adoption of the standard is required for fiscal years beginning after December 15, 1994, with earlier application permitted. The Corporation has not yet made a final determination as to when to adopt the new standard. An estimate of its impact upon the Corporation's financial condition and results of operations has not yet been finalized.



Postretirement Benefits Other Than Pensions
- -------------------------------------------

The Corporation provides postretirement health care and life insurance benefits generally to employees who retire at age 55 or later and have at least 10 years of service. The postretirement health care plan is nonfunded and contributory, with retirees' contributions adjusted annually to reflect certain cost-sharing provisions and benefit limitations. The postretirement life insurance plan is noncontributory. Life insurance benefits for participants who retired before 1993 are generally provided for through outside insurance carriers. Life insurance benefits for employees retiring in 1993 or later years will be paid from the Corporation's pension plan and are, accordingly, included in the determination of the pension benefit obligation.

Effective January 1, 1993, the Corporation adopted the provisions of SFAS No. 106, "Employers' Accounting For Postretirement Benefits Other Than Pensions." This standard requires that employers recognize the cost of providing postretirement benefits over the employees' active service period to the date they attain full eligibility for such benefits. Postretirement benefit costs for 1992, which were recorded on a cash basis, will not be restated. The Corporation elected to recognize the transition obligation, estimated to be approximately $74 million, prospectively over a 20-year period. The transition obligation represents the unfunded accumulated retirement obligation at the date the standard was adopted. Adoption of the new standard is expected to add an estimated $5 million to full-year 1993 postretirement benefits cost.


Postemployment Benefits
- -----------------------

Effective in the third quarter of 1993, the Corporation adopted the provisions of SFAS No. 112, "Employers' Accounting for Postemployment Benefits." This standard requires that employers who provide benefits to former or inactive employees after employment but before retirement recognize a liability for such benefits if specified conditions are met. Adoption of the standard increased third quarter and year-to-date noninterest expense by $4.0 million, representing both the cumulative "catch-up" adjustment as of January 1, 1993, and the current year impact. Postemployment benefits for prior interim periods, which were recorded on a cash basis, will not be restated due to immateriality.

Restructuring Charges
- ---------------------

Noninterest expense for the first three months of 1992 included restructuring charges of $50.0 million ($34.2 million after tax, $.29 per Common Share) recorded in connection with the merger with Ameritrust. These charges included accruals for severance payments, estimated costs for the integration or elimination of operations and facilities, and other merger-related charges and accruals.


Income Taxes
- ------------

The current and deferred components of the provision for income taxes were as follows (in thousands):

                                              Three months ended              Nine months ended
                                                   September 30,                  September 30,
                                        ------------------------      -------------------------
                                           1993             1992           1993            1992
                                        -------         --------      ---------        --------
Current -- Federal                      $59,962          $24,262       $126,083         $86,590
Current -- State/Local                    1,439              192          3,394           1,386
Deferred -- Federal                       3,156           14,632         27,678           9,065
Deferred -- State/Local                     302              259            656             360
                                        -------         --------       --------        --------
    Provision for income taxes          $64,859          $39,345       $157,811         $97,401
                                        =======         ========       ========        ========


Income taxes on securities transactions are provided for at the statutory income tax rate and included in the current portion of the Federal income tax provision.

On August 10, President Clinton signed the Omnibus Budget Reconciliation Act of 1993. The Act includes a number of key items which will impact the Corporation's Federal income tax provision. Primary among these items was a retroactive increase in the Federal statutory tax rate from 34% to 35% as of January 1, 1993, and certain limitations on deductible expenses which take effect after this year. A "catch-up" adjustment of $3.0 million, primarily for current Federal income taxes, was recorded as part of the provision for income taxes for the third quarter of 1993 to reflect the retroactive increase in the statutory tax rate.


Commitments and Contingent Liabilities
- --------------------------------------

In the normal course of business, various commitments and contingent liabilities arise, including commitments to extend credit, standby letters of credit, interest rate swaps, forward contracts, futures, options on financial futures, and interest rate caps, collars and floors. The following table summarizes the Corporation's exposure to these off-balance sheet commitments and contingent liabilities as of September 30, 1993 (in thousands):

                                                                   Contractual or
                                                                Notional Value at
                                                                September 30, 1993
                                                              ---------------------
Financial instruments with off-balance sheet credit risk:
    Commitments to extend credit                                     $9,919,240
    Standby letters of credit                                           926,331

Financial instruments with off-balance sheet market risk:
    Interest rate swap agreements                                    $5,733,237
    Forward contracts                                                 1,570,262
    Futures and options on financial futures                            547,580
    Interest rate caps, collars and floors                               62,758
